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MSCI Inc. Reports Third Quarter 2010 Financial Results

New York – September 30, 2010 – MSCI Inc. (NYSE: MSCI), a leading global provider of investment decision support tools, including indices, portfolio risk and performance analytics and corporate governance services, today announced results for the third quarter ended August 31, 2010 which reflect the acquisitions of RiskMetrics Group, Inc. (“RiskMetrics”) and Measurisk, LLC (“Measurisk”) effective June 1, 2010 and July 30, 2010, respectively. As a result of the acquisition of RiskMetrics, MSCI now operates its business in two segments: the Performance and Risk segment and the Governance segment. For comparative purposes, selected results excluding the impact of the acquisitions are presented, as are pro forma results as if MSCI had acquired RiskMetrics on December 1, 2008.

(Note: Percentage changes are referenced to the comparable period in fiscal year 2009, unless otherwise noted.)

•	Operating revenues increased 86.2% to $202.7 million in third quarter 2010 and 38.7% to $449.6 million for the nine months ended August 31, 2010.

•	Compared to pro forma 2009, revenues grew by 10.9% to $202.7 million in third quarter 2010. Pro forma nine months ended August 31, 2010 revenues rose 9.4% to $603.1 million.

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Adjusted EBITDA (defined below) rose 45.6% to $78.6 million in the quarter and the Adjusted EBITDA margin was 38.8%. Adjusted EBITDA grew by 28.1% to $199.6 million for the nine months ended August 31, 2010.

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Excluding restructuring costs, Adjusted EBITDA grew to $85.5 million with an Adjusted EBITDA margin of 42.2% for the third quarter 2010 and for the nine months 2010 grew by 32.6% to $206.6 million with a margin of 46.0%.

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Compared to pro forma 2009, Adjusted EBITDA excluding restructuring costs grew by 12.6% to $85.5 million and margins expanded to 42.2% from 41.5%. Pro forma nine months 2010 Adjusted EBITDA excluding restructuring costs rose 12.1% to $255.6 million and margins expanded to 42.4% from 41.4%.

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Net income declined by 50.7% to $10.3 million in third quarter 2010. For the nine months ended August 31 2010, net income increased by 8.1% to $61.9 million. Diluted EPS for the third quarter 2010 decreased 60.0% to $0.08. For the nine months ended August 31, 2010, Diluted EPS remained flat at $0.55.

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Third quarter 2010 Adjusted EPS (defined below) rose 3.6% $0.29. Adjusted EPS rose 19.0% to $0.94 for the nine months ended August 31, 2010. Adjusted EPS excluding restructuring costs rose 14.3% to $0.32 in third quarter and 24.1% to $0.98 for nine months 2010.

Henry A. Fernandez, Chairman and CEO, said, “I am pleased with the strong results of our first full quarter following the acquisition of RiskMetrics. Compared to pro forma third quarter 2009, MSCI reported revenue growth of 10.9% and, excluding restructuring costs, Adjusted EBITDA growth of 12.6%. Our Adjusted EBITDA margin excluding restructuring costs rose to 42.2% from 41.5% in pro forma third quarter 2009. The integration of RiskMetrics is well underway and we intend to achieve our $50 million target for total cost synergies.”

“I am further encouraged by the continued improvement in market conditions, as evidenced by year-over-year gains in new sales and the decline in cancellations. MSCI’s growth is supported by long-term, secular trends including the increasing allocation of capital to global markets, the increasing need to measure, manage, and report risk, the increased emphasis on sound corporate governance practices, and the growth of passive investment vehicles. We intend to continue to invest in creating new products and capabilities for our clients so that we can take advantage of the opportunities these trends offer us,” added Mr. Fernandez.

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Table 1: MSCI Inc. Selected Financial Information (unaudited)

	Three Months Ended		Change from	Nine Months Ended		Change from
	August 31,		August 31,	August 31,		August 31,
In thousands, except per share data	2010	2009	2009	2010	2009	2009
Operating revenues	$202,733	$108,868	86.2%	$449,583	$324,158	38.7%
Operating expenses	161,284	71,070	126.9%	314,180	216,922	44.8%
Net income	10,319	20,924	(50.7%)	61,904	57,266	8.1%
% Margin	5.1%	19.2%		13.8%	17.7%
Diluted EPS	$0.08	$0.20	(60.0%)	$0.55	$0.55	0.0%

Adjusted EPS1	0.29	0.28	3.6%	0.94	0.79	19.0%
Adjusted EPS1 excl. restructuring costs	0.32	0.28	14.3%	0.98	0.79	24.1%

Adjusted EBITDA2	$78,565	$53,955	45.6%	$199,648	$155,812	28.1%
% Margin	38.8%	49.6%		44.4%	48.1%
Adjusted EBITDA2 excl. restructuring costs	$85,518	$53,955	58.5%	$206,601	$155,812	32.6%
% Margin	42.2%	49.6%		46.0%	48.1%

1 Per share net income before after-tax impact of amortization of intangibles, founders grant, third party transaction expenses associated with the acquisition of RiskMetrics and debt repayment expenses.  See Table 17  titled "Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS" and information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures.”

2 Income before interest income, interest expense, other expense (income), provision for taxes, depreciation, amortization, founders grant, and third party transaction expenses associated with the acquisition of RiskMetrics.  See Table 15  titled "Reconciliation of Adjusted EBITDA to Net Income" and information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures.”

Summary of Results for Fiscal Third Quarter 2010 - GAAP

Operating Revenues – See Table 4

Total operating revenues for the three months ended August 31, 2010 (third quarter 2010) increased $93.9 million, or 86.2%, to $202.7 million compared to $108.9 million for the three months ended August 31, 2009 (third quarter 2009). The biggest driver of revenue growth was the acquisition of RiskMetrics, which contributed revenues of $77.0 million to growth in the third quarter. Total subscription revenue rose 97.5% to $171.4 million while asset-based fees rose 24.7% to $25.1 million. Non-recurring revenues increased $4.3 million to $6.2 million.

Excluding the impact of the acquisitions of RiskMetrics and Measurisk, total operating revenues grew by $15.8 million, or 14.5%, to $124.6 million, subscription revenues grew $10.6 million, or 12.2%, to $97.3 million in third quarter 2010 and non-recurring revenues increased $0.2 million to $2.2 million.

By segment, Performance and Risk revenues rose $63.6 million, or 58.4%, to $172.4 million. The Performance and Risk segment is comprised of index and ESG products, risk management analytics, portfolio management analytics, and energy and commodity analytics. Revenue trends in the Governance segment are described below.

In third quarter 2009, we adjusted certain foreign exchange rates used to amortize deferred revenue. As a result, we recorded a one-time negative adjustment of $3.3 million to revenues in third quarter 2009 to correct for revenues previously reported through May 31, 2009. By product category, the adjustment increased index products by $0.7 million, and decreased risk management analytics revenues by $2.3 million and portfolio management analytics by $1.7 million. Excluding the impact of the $3.3 million one-time revenue adjustment made in the third quarter 2009, revenue growth excluding the impact of acquisitions was $12.5 million, or 11.1%.

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Index and ESG products: Our index and ESG products primarily consist of index subscriptions, equity index asset based fees products and environmental, social and governance (“ESG”) products. Revenues related to index and ESG products increased $16.5 million, or 24.5%, to $84.1 million. Index and ESG subscription revenue grew by $11.6 million, or 24.4%, to $59.0 million. The inclusion of RiskMetrics’ ESG products contributed revenue growth of $4.7 million. Non-recurring subscription revenue rose to $2.4 from $1.7 million.

Excluding the impact of the RiskMetrics acquisition, index and ESG subscription revenue grew by $6.9 million, or 14.5%, driven by higher usage fees and revenues from MSCI’s core benchmark indices. Non-recurring subscription revenues were $2.0 million, up from $1.7 million in third quarter 2009.

Revenues attributable to asset based fees increased to $25.1 million, or 24.7%, compared to third quarter 2009. The increase in equity index asset-based fees was driven primarily by an increase in ETF asset-based fees. The average value of assets in ETFs linked to MSCI equity indices increased 39.8% to $252.0 billion for third quarter 2010 compared to $180.3 billion for third quarter 2009. As of August 31, 2010, the value of assets in ETFs linked to MSCI equity indices was $258.7 billion, representing an increase of $59.9 billion, or 29.9%, from $199.2 billion as of August 31, 2009 and $20.6 billion from $238.1 billion as of May 31, 2010. We estimate that the $20.6 billion sequential increase was attributable to $6.8 billion of net asset appreciation and cash inflows of $13.8 billion in third quarter 2010. The three MSCI indices with the largest amount of ETF assets linked to them as of August 31, 2010 were the MSCI Emerging Markets, EAFE (an index of stocks in developed markets outside North America), and U.S. Broad Market indices. The assets linked to these indices were $82.8 billion, $36.6 billion, and $13.6 billion, respectively.

Risk management analytics: Our risk management analytics products offer a consistent risk assessment framework for managing and monitoring investments in a variety of asset classes and are based on our proprietary integrated fundamental multi-factor risk models, value-at-risk methodologies and asset valuation models. Revenues related to risk management analytics increased $46.8 million, or 598.2%, to $54.6 million. The acquisitions of RiskMetrics and Measurisk added $43.1 million, or 551.5%, to growth in the third quarter.

Excluding the impact of the acquisitions, risk management analytics revenues grew by $3.7 million, or 46.7%. Increased revenues from the BarraOne product were the biggest driver of this growth. Excluding the impact of the $2.3 million one-time revenue adjustment made in the third quarter 2009, revenue grew $1.4 million, or 13.6%.

Portfolio management analytics: Our portfolio management analytics products consist of analytics tools for equity and fixed income portfolio management. Revenues related to portfolio management analytics decreased slightly in the third quarter 2010 to $30.4 million. A slight decrease in revenues for MSCI’s fixed income portfolio analytics offset very modest revenue growth for equity portfolio management analytics products. Excluding the impact of the $1.7 million one-time revenue adjustment made in the third quarter 2009, revenue declined $1.7 million, or 5.9%.

Energy and commodity analytics: Our energy and commodity analytics products consist of software applications which help users value and model physical assets and derivatives across a number of market segments including energy and commodity assets. Revenues from energy commodity analytics products rose $0.2 million, or 7.7%, to $3.3 million from third quarter 2009. The biggest driver of growth was an increase in revenues from option valuation analytics.

Governance: Our governance products consist of corporate governance products and services, including proxy research, recommendation and voting services for asset owners and asset managers as well as governance advisory and compensation services for corporations. It also includes forensic accounting research as well as  class action monitoring and claims filing services to aid institutional investors in the recovery of funds from securities litigation, all of which were acquired as part of our acquisition of RiskMetrics. Governance revenues were $30.3 million in third quarter 2010.

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Operating Expenses – See Table 6

Total operating expense increased $90.2 million, or 126.9%, to $161.3 million in third quarter 2010 compared to third quarter 2009. The acquisitions added $65.2 million to operating expenses. Operating expenses include third party transaction expenses of $13.7 million and restructuring costs of $7.0 million, both of which resulted from the acquisition and ongoing integration of RiskMetrics.

Compensation costs: Total compensation costs rose $41.0 million, or 93.5%, to $84.8 million in third quarter 2010. Excluding founders grant expense, compensation costs rose $45.7 million, or 123.6%, to $82.7 million. The increase in compensation largely reflects an increase in headcount, most of which was due to the acquisition of RiskMetrics.

On June 1, 2010, the Company awarded certain of its employees grants of restricted stock units (“Performance Award”). The Performance Award will performance-vest based upon the Company achieving specific performance targets over a measurement period ending on the fiscal year end 2012 and time-vest over a 31 month period, with one-half time-vesting on December 31, 2011 and 2012, respectively. The aggregate value of the grants was approximately $15.9 million and the impact on third quarter compensation expense was $2.1 million.

Total founders grant expense fell by $4.7 million, or 68.8%, to $2.1 million. The drop in founders grant expense is a result of the vesting of a portion of these awards on November 14, 2009 at the two-year anniversary of the Company’s initial public offering (IPO). Expenses related to the founders grant awards reflect the amortization of share based compensation expenses associated with restricted stock units and options awarded to employees as a one-time grant in connection with our IPO completed in November 2007, which are being amortized through 2011. Of the $2.1 million of founders grant expense recorded in third quarter 2010, $0.6 million was recorded in cost of services and $1.5 million was recorded in selling, general and administrative expense.

Non-compensation costs excluding depreciation and amortization: Total non-compensation operating expenses excluding depreciation and amortization were $48.2 million, up 169.0% from third quarter 2009. Excluding third party transaction expenses and restructuring costs, non-compensation costs excluding depreciation and amortization were $34.5 million, up $16.6 million, or 92.6%. The acquisition of RiskMetrics was the biggest driver behind the increase.

Cost of services: Total cost of services expenses rose by $41.5 million, or 146.9%, to $69.7 million from third quarter 2009. Within costs of services, compensation expenses increased by $30.9 million, or 146.8%, and non-compensation expenses increased by $10.6 million, or 147.1%. In both cases, the biggest driver behind the increase was the acquisition of RiskMetrics.

Selling, general and administrative expense (SG&A): Total SG&A expense rose by $29.8 million, or 88.8%, to $63.3 million. Excluding the impact of $13.7 million of third party transaction expense, total SG&A expense rose by $16.1 million, or 48.0%, to $49.6 million. Most of the increase was a result of the acquisition of RiskMetrics.

Restructuring costs: During the quarter 2010, MSCI’s management approved, committed to and initiated a plan to restructure the Company’s operations due to its acquisition of RiskMetrics. Restructuring includes expenses associated with the elimination of overlapping positions and duplicative occupancy costs, the termination of overlapping vendor contracts and the discontinuance of the planned integration of a product into RiskMetrics’ standard product offering suite. Approximately $5.9 million of expense associated with the elimination of overlapping positions and $1.1 million of expense associated with duplicative occupancy costs and the discontinuance of the planned integration of a product into RiskMetrics’ standard product offering suite was recognized during third quarter 2010.

Amortization of intangibles: Amortization of intangibles expense totaled $16.4 million compared to $6.4 million in third quarter 2009. The increase of $10.0 million consisted of $12.1 million of increased amortization associated with the acquisitions of RiskMetrics and Measurisk, partially offset by $2.1 million of decreased amortization associated with the intangible assets related to the acquisition of Barra.

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Adjusted EBITDA – See Table 15

Adjusted EBITDA, which excludes the impact of founders grant expense and transaction expenses, was $78.6 million, an increase of $24.6 million, or 45.6%, from third quarter 2009. Adjusted EBITDA margin declined to 38.8% from 49.6% as a result of the acquisitions of RiskMetrics and Measurisk. Adjusted EBITDA excluding the impact of restructuring costs was $85.5 million, up $31.6 million, or 58.5%, from third quarter 2009. The adjusted EBITDA margin excluding restructuring costs was 42.2%, down from 49.6% in third quarter 2009. The decline in margin was a result of the acquisition of the lower margin RiskMetrics business.

See Table 15 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Other Expense (Income), Net

Other expense (income), net for third quarter 2010 was $20.8 million, an increase of $16.7 million from third quarter 2009. In third quarter 2010, MSCI repaid $70.9 million of its former term loan facilities prior to completing the acquisition of RiskMetrics. As a result, the company incurred a total of $2.0 million of interest expense resulting from the recognition of deferred financing and debt discount costs. In addition, third quarter 2010 interest expense also includes $0.8 million of third party transaction expenses relating to the acquisition of RiskMetrics. Excluding debt repayment and transaction expense, other expense (income) for the third quarter 2010 was $18.0 million, an increase of $13.9 million from third quarter 2009. The increase largely reflects increased interest expense resulting from the $1,275.0 million term loan assumed as part of our acquisition of RiskMetrics.

Provision for Income Taxes

The provision for income tax expense was $10.3 million for the three months ended August 31, 2010, a decrease of $2.5 million, or 19.4%, compared to $12.8 million for the same period in 2009. Our effective tax rate was 50.0% for the three months ended August 31, 2010. This rate reflects the impact of the transaction expenses, some of which are not tax deductible, and net discrete tax benefits recognized during third quarter 2010 which increased our effective tax rate by approximately 12.7%. Our effective tax rate was 37.9% for the three months ended August 31, 2009. This rate reflects the impact of net discrete tax benefits recognized during third quarter 2009 which decreased our effective tax rate by approximately 0.3%.

Net Income and Earnings per Share - See Table 17

Net income decreased $10.6 million, or 50.7%, to $10.3 million as higher interest expense related to the refinancing of a term loan prior to completing the acquisition of RiskMetrics and higher overall indebtedness offset an increase in operating income. The net income margin decreased to 5.1% from 19.2%. Diluted EPS fell to $0.08 from $0.20.

Net income excluding the after-tax impact of amortization of intangibles, founders grant expense, transaction expenses and debt repayment expenses totaling $24.4 million, rose $5.8 million, or 19.2%, to $34.8 million in third quarter 2009. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, founders grant expense, transaction expenses and debt repayment expenses totaling $0.21, rose 3.6% to $0.29 in third quarter 2010. See table 17 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

The after-tax impact of the $7.0 million of restructuring costs incurred in third quarter 2009 was $4.4 million. As a result, adjusted net income excluding restructuring costs was $39.1 million, an increase of $10.0 million, or 34.2%, from third quarter 2009. Adjusted EPS after restructuring costs was $0.32, up 14.3% from third quarter 2009.

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Summary of Results for Nine Months Ended August 31, 2010 - GAAP

Operating Revenues – See Table 5

Total operating revenues for the nine months ended August 31, 2010 (nine months 2010) increased $125.4 million, or 38.7%, to $449.6 million compared to $324.2 million for the nine months ended August 31, 2009 (nine months 2009). The acquisitions of RiskMetrics and Measurisk added $78.1 million in revenues in the third quarter 2010. Total subscription revenue rose 34.5% to $361.0 million while asset-based fees rose 54.3% to $75.8 million. Total non-recurring revenues increased $6.2 million to $12.9 million mostly as a result of the acquisition of RiskMetrics, which contributed $4.1 million.

Excluding the impact of the acquisitions, total operating revenues grew by $47.3 million, or 14.6%, subscription revenues grew by $18.6 million, or 6.9% and non-recurring subscription revenues grew by $2.1 million to $8.8 million from nine months 2009. Excluding the impact of the acquisitions, index and ESG products and risk management analytics revenues grew 13.4% and 23.7%, respectively, in nine months 2010. Portfolio management analytics revenues declined 5.4%.
By segment, Performance and Risk revenues rose $95.1 million, or 29.3%, from nine months 2009 to $419.3 million. Governance revenues were $30.3 million.

Operating Expenses – See Table 7

Total operating expense increased $97.3 million, or 44.8%, to $314.2 million in nine months 2010 compared to nine months 2009. Operating expenses included third party transaction expenses of $21.2 million and restructuring costs of $7.0 million, both of which resulted from the acquisition of RiskMetrics. Excluding these expenses, total operating expenses would have risen by $69.1 million, or 31.9%. The $69.1 million increase reflects increases of $43.0 million, or 49.8%, in cost of services and $17.4 million, or 17.1%, in SG&A expense.

Adjusted EBITDA – See Table 15

Adjusted EBITDA was $199.6 million, an increase of $43.8 million, or 28.1%, from nine months 2009. Adjusted EBITDA margin decreased to 44.4% from 48.1%. Adjusted EBITDA excluding the impact of restructuring costs was $206.6 million, up $50.8 million, or 32.6% from nine months 2009.

By segment, Performance and Risk Adjusted EBITDA was up $37.2 million, or 23.8%, to $193.0 million. Adjusted EBITDA margin fell to 46.0% from 48.1% in nine months 2009. Adjusted EBITDA excluding restructuring costs rose $43.2 million, or 27.7%, to $199.0 million. The margin declined to 47.5% from 48.1%. Adjusted EBITDA for the Governance segment was $6.7 million and the Adjusted EBITDA margin was 22.0%. Governance Adjusted EBITDA excluding restructuring costs was $7.6 million and the margin was 25.1%.

See Table 15 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Other Expense (Income), Net

Other expense (income), net for the nine months ended August 31, 2010 was $33.0 million, an increase of $17.8 million compared to $15.2 million for the nine months 2009. In 2010, MSCI repaid all of its former term loan facilities prior to completing the acquisition of RiskMetrics. As a result, the company incurred a total of $8.3 million of interest expense resulting from the recognition of deferred financing and debt discount costs and the termination of an interest rate swap. Excluding that debt repayment expense, other expense (income) for the nine months 2010 was $24.7 million, an increase of $9.5 million from third quarter 2009. The increase reflects increased interest expense resulting from the $1,275.0 million term loan entered into in connection with our acquisition of RiskMetrics.

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Provision for Income Taxes

The provision for income tax expense was $40.5 million for nine months 2010, an increase of $5.7 million, or 16.4%, compared to $34.8 million for the same period in 2009. Our effective tax rate was 39.6%. This rate reflects the impact of the transaction costs, some of which were not tax deductible, and net discrete tax benefits recognized during nine months 2010 which increased our effective tax rate by 2.7%. The effective tax rate was 37.8% for nine months 2009.

Net Income and Earnings per Share – See Table 17

Net income increased $4.6 million, or 8.1%, to $61.9 million and the net income margin decreased to 13.8% from 17.7%. Diluted EPS was unchanged at $0.55.

Adjusted net income, which excludes the after-tax impact of amortization of intangibles, founders grant expense, transaction expenses and debt repayment expenses totaling $44.0 million, rose $23.9 million, or 29.2%, to $105.9 million in third quarter 2009. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, founders grant expense, transaction expenses and debt repayment expenses totaling $0.39, rose 17.7% to $0.94 in nine months 2010. See table 17 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

The after-tax impact of the $7.0 million of restructuring costs incurred in third quarter 2009 was $4.4 million and the per share impact was $0.04. As a result, adjusted net income after restructuring costs for nine months 2010 was $110.3 million, an increase of $28.3 million, or 34.5%, from nine months 2009. Adjusted EPS after restructuring costs was $0.98, up 24.1% from nine months 2009.

Summary of Results for Pro Forma Third Quarter 2010 compared to Pro Forma Third Quarter 2009

Operating Revenues – See Table 9

Compared to pro forma third quarter 2009, total operating revenues increased $19.9 million, or 10.9%, to $202.7 million. By segment, Performance and Risk revenues rose $21.1 million, or 13.9%, from $151.4 million. Revenue trends in the Governance segment are described below. Subscription revenues rose by $14.7 million, or 9.4%, to $171.4 million and non-recurring revenues rose $0.2 million, or 4.1%, to $6.2 million.

Index and ESG products: Compared to pro forma third quarter 2009, index and ESG subscription revenues rose by $8.6 million, or 17.0%, to $59.0 million from $50.4 million. The change was driven by higher revenues from MSCI’s core benchmark indices, higher usage fees, and higher revenues from ESG research and analytics products. Revenues attributable to asset based fees increased to $25.1 million, or 24.7%, compared to pro forma third quarter 2009.

Risk management analytics: Compared to pro forma third quarter 2009, risk management analytics revenues rose by 15.4% from $47.3 million, driven by growth in revenues from both BarraOne and RiskManager products. The acquired risk management analytics revenues grew by $3.6 million, or 9.2%, to $43.1 million.

Governance: Compared to pro forma third quarter 2009, governance revenues declined $1.2 million, or 3.7%, to $30.3 million. Gains in corporate compensation advisory services were offset by declines in proxy research and voting and forensic accounting services. Non-recurring revenues were $3.2 million in third quarter 2010 versus $3.1 million in the pro forma third quarter 2009.

The acquisitions did not significantly impact the revenues attributable to the asset-based fees sub-category of index and ESG products, portfolio management analytics and energy and commodity analytics. Comparison to pro forma third quarter 2009 revenues is therefore not discussed.

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Operating Expenses – See Table 10

Compared to pro forma third quarter 2009, total operating expenses excluding restructuring costs rose $3.0 million, or 2.2%, to $140.2 million.

Compensation costs: Compared to pro forma third quarter 2009, compensation costs excluding founders grant expense rose $8.8 million, or 11.9%, from $73.9 million. The increase in compensation costs reflects higher headcount, higher bonus accruals and higher stock-based compensation expense. Total founders grant expense fell by $4.7 million, or 68.8%, to $2.1 million.

Non-compensation costs excluding depreciation and amortization: Compared to pro forma third quarter 2009, total non-compensation costs excluding depreciation and amortization as well as restructuring costs rose $1.5 million, or 4.5%. Higher outside professional expenses, market data, and travel and entertainment expenses drove the increase. These costs include $0.7 million of integration expenses related to the ongoing integration of RiskMetrics and $0.9 million related to non-recurring market data and non-income tax expense.

Cost of services: Compared to pro forma third quarter 2009, total cost of services expense rose $5.5 million, or 8.6%, to $69.7 million. Compensation expenses excluding founders grant expense rose $5.4 million, or 11.8%. Non-compensation expenses rose $1.8 million, or 11.1%, driven by higher information technology, travel and entertainment, and outside professional costs.

Selling, general and administrative expense (SG&A): Compared to pro forma third quarter 2009, total SG&A expense was flat versus pro forma third quarter 2009. Within SG&A, compensation expenses excluding founders grant increased $3.4 million, or 12.1%. Non-compensation expenses excluding third party transaction expense declined by $0.3 million, or 1.6%. The decline in non-compensation expenses was a result of lower spending on insurance and marketing expenses, among other items.

Adjusted EBITDA – See Table 16

Compared to pro forma third quarter 2009, Adjusted EBITDA excluding the impact of restructuring costs increased $9.6 million, or 12.6%, to $85.5 million and the margin expanded to 42.2% from 41.5%. Performance and Risk segment Adjusted EBITDA excluding restructuring costs grew by $8.9 million, or 12.9%, to $78.0 million and the margin declined to 45.2% from 45.6%. Governance Adjusted EBITDA excluding restructuring charges grew $0.7 million, or 10.1% to $7.6 million and the margin expanded to 25.1% from 21.9%.

See Table 16 titled “Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Summary of Results for Pro Forma Nine Months Ended August 31, 2010 compared to Pro Forma Nine Months Ended August 31, 2010

Operating Revenues – See Table 9

Total operating revenues for the pro forma nine months 2010 compared to the pro forma nine months 2009 results, rose 9.4% to $603.1 million. Subscription revenue rose $23.5 million, or 4.9%, to $502.2 million, driven by growth in index and ESG subscriptions and risk management analytics partially offset by declines in revenues from portfolio management analytics and governance. The acquired risk management analytics revenues grew by $3.8 million, or 3.2%, to $122.9 million. Asset-based fees rose $26.7 million, or 54.3%, to $75.8 million. Non-recurring revenues increased by 4.1% to $25.2 million, as higher non-recurring index and ESG subscription revenues offset a $0.6 million decline in governance products revenues.

By segment, Performance and Risk revenues rose by $57.1 million, or 12.7%, to $508.1 million. Governance revenues fell by $5.1 million, or 5.1%, to $95.0 million.

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Operating Expenses – See Table 10

Compared to pro forma nine months 2009, total operating expense for pro forma nine months 2010 increased $11.5 million, or 2.5%, to $425.1 million. The increase was driven by growth of $19.5 million, or 8.7%, in compensation excluding founders grant expense and restructuring costs of $7.0 million, offset, in part, by decreases of $14.1 million, or 69.4%, in founders grant expense. Non-compensation costs excluding depreciation and amortization and restructuring costs rose $5.0 million, or 5.0%.

Compared to pro forma nine months 2009, total cost of services sold for pro forma nine months 2010 increased $12.8 million, or 6.7%, to $203.2 million. The increase was driven by growth of $12.2 million, or 8.9%, in compensation excluding founders grant expense and a $5.9 million, or 12.8%, increase in non-compensation expense.

Total SG&A declined $2.5 million, or 1.6%, to $150.6 million as an $8.9 million decrease in founders grant expense offset an increase in compensation expense excluding founders grant of $7.3 million, or 8.5%, to $93.4 million. Non-compensation costs declined by $0.9 million, or 1.7%, to $52.9 million.

Adjusted EBITDA – See Table 16

Compared to pro forma nine months 2009, pro forma nine months adjusted EBITDA excluding the impact of restructuring costs increased $27.6 million, or 12.1%, to $255.6 million and the margin expanded to 42.4% from 41.4%.

By segment, Performance and Risk Adjusted EBITDA excluding restructuring costs rose $29.4 million, or 14.4%, to $232.8 million. The margin expanded to 45.8% from 45.1%. Governance Adjusted EBITDA excluding the impact of restructuring costs declined $1.8 million, or 7.3%, to $22.8 million and the margin declined to 24.0% from 24.6%.

See Table 16 titled “Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Acquisitions of RiskMetrics Group, Inc. and Measurisk LLC

On June 1, 2010, MSCI completed the acquisition of RiskMetrics Group, Inc. For the three and nine months ended August 31, 2010, RiskMetrics contributed approximately $77.0 million to MSCI’s revenue and $4.7 million to MSCI’s earnings. On July 30, 2010, MSCI acquired Measurisk, LLC (“Measurisk”). For the three and nine months ended August 31, 2010, Measurisk contributed approximately $1.1 million to MSCI’s revenue and $0.3 million to MSCI’s earnings.

Conference Call Information

Investors will have the opportunity to listen to MSCI Inc.'s senior management review third quarter 2010 results on Thursday, September 30, 2010 at 11:00 am Eastern Time. To hear the live event, visit the investor relations section of MSCI's website, http://ir.msci.com/events.cfm, or dial 1-877-312-9206 within the United States. International callers dial 1-408-774-4001.

An audio recording of the conference call will be available on our website approximately two hours after the conclusion of the live event and will be accessible through October 7, 2010. To listen to the recording, visit http://ir.msci.com/events.cfm, or dial 1-800-642-1687 (passcode: 10697017) within the United States. International callers dial 1-706-645-9291 (passcode: 10697017).

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About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI’s products and services include indices, portfolio risk and performance analytics, and governance tools.

The company’s flagship product offerings are: the MSCI indices which include over 120,000 daily indices covering more than 70 countries; Barra portfolio risk and performance analytics covering global equity and fixed income markets; RiskMetrics market and credit risk analytics; ISS governance research and outsourced proxy voting and reporting services; FEA valuation models and risk management software for the energy and commodities markets; and CFRA forensic accounting risk research, legal/regulatory risk assessment, and due-diligence. MSCI is headquartered in New York, with research and commercial offices around the world. MSCI#IR

For further information on MSCI Inc. or our products please visit www.msci.com.

MSCI Inc. Contact:

Edings Thibault, MSCI, New York	+ 1.866.447.7874

For media inquiries please contact:

Kenny Suarez | Patrick Clifford, Abernathy MacGregor, New York	+ 1.212.371.5999

Sally Todd | Clare Milton, Penrose Financial, London	+ 44.20.7786.4888

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI's Annual Report on form 10-K for the fiscal year ended November 30, 2009 and filed with the Securities and Exchange Commission (SEC) on January 29, 2010 filed with the SEC, and in quarterly reports on form 10-Q and current reports on form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The

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presentation of non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

Adjusted EBITDA is defined as net income before provision for income taxes, amortization of intangible assets, other net expense and income, depreciation and amortization, founders grant expense and third party transaction costs related to the acquisition of RiskMetrics.

Adjusted net income and Adjusted EPS are defined as net income and EPS, respectively, before provision for founders grant expenses, amortization of intangible assets, third party transaction costs related to the acquisition of RiskMetrics, and the interest expense resulting from the termination of an interest rate swap and the deferred financing and debt discount costs (debt repayment expenses), as well as for any related tax effects.

We believe that adjustments related to transaction costs and debt repayment expenses are useful to management and investors because it allows for an evaluation of the MSCI’s underlying operating performance by excluding the costs incurred in connection with the acquisition of RiskMetrics. Additionally, we believe that adjusting for founders grant expenses and the amortization of intangible assets may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant a portion of their operating expenses represented by one-time founders grant expenses and amortization of intangible assets. We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA, Adjusted net income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.

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Table 2: MSCI Inc. Consolidated Statement of Income (unaudited)

	Three Months Ended			Nine Months Ended
	August 31,		May 31,	August 31,
In thousands, except per share data	2010	2009	2010	2010	2009
Operating revenues	$202,733	$108,868	$125,170	$449,583	$324,158

Operating expenses
Cost of services	69,741	28,247	30,463	129,495	86,451
Selling, general and administrative	63,306	33,525	40,177	140,944	102,293
Restructuring costs	6,953			6,953
Amortization of intangible assets	16,350	6,429	4,277	24,905	19,286
Depreciation and amortization of property,	4,934	2,869	3,556	11,883	8,892
equipment, and leasehold improvements
Total operating expenses	$161,284	$71,070	$78,473	$314,180	$216,922

Operating income	41,449	37,798	46,697	135,403	107,236

Interest income	(114)	(373)	(343)	(865)	(714)
Interest expense	20,415	4,628	8,991	33,842	15,170
Other expense (income)	524	(168)	98	14	712
Other expense (income), net	$20,825	$4,087	$8,746	$32,991	$15,168

Income before income taxes	20,624	33,711	37,951	102,412	92,068

Provision for income taxes	10,305	12,787	13,884	40,508	34,802

Net income	$10,319	$20,924	$24,067	$61,904	$57,266

Earnings per basic common share	$0.09	$0.20	$0.23	$0.56	$0.55
Earnings per diluted common share	$0.08	$0.20	$0.22	$0.55	$0.55

Weighted average shares outstanding used in computing earnings per share
Basic	118,339	100,402	105,345	109,672	100,350
Diluted	120,341	100,833	106,003	110,762	100,498

Table 3: MSCI Inc. Selected Balance Sheet Items (unaudited)

	As of
	August 31,	November 30,
In thousands	2010	2009
Cash and cash equivalents	$197,735	$176,024
Short-term investments	42,593	295,304
Trade receivables, net of allowances	114,527	77,180

Deferred revenue	$283,834	$152,944
Current maturities of long-term debt	11,663	42,088
Long-term debt, net of current maturities	1,254,048	337,622

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Table 4: Third quarter 2010 Operating Revenues by Product Category

	Three Months Ended			Change from
	August 31,		May 31,	August 31,	May 31,
In thousands	2010	2009	2010	2009	2010
Index and ESG products
Subscriptions	$58,984	$47,418	$54,250	24.4%	8.7%
Asset-based fees	25,134	20,151	25,674	24.7%	(2.1%)
Index and ESG products total	84,118	67,569	79,924	24.5%	5.2%
Risk management analytics	54,593	7,819	11,105	598.2%	391.6%
Portfolio management analytics	30,424	30,425	30,266	(0.0%)	0.5%
Energy and commodity analytics	3,290	3,055	3,875	7.7%	(15.1%)
Total Performance and Risk revenues	$172,425	$108,868	$125,170	58.4%	37.8%

Total Governance revenues	30,308	-	-	n/m	n/m

Total operating revenues	$202,733	$108,868	$125,170	86.2%	62.0%

Subscriptions	$171,384	$86,776	$95,318	97.5%	79.8%
Asset-based fees	25,134	20,151	25,674	24.7%	(2.1%)
Non-recurring revenues	6,215	1,941	4,178	220.2%	48.8%
Total operating revenues	$202,733	$108,868	$125,170	86.2%	62.0%

Table 5: The First Nine Months 2010 Operating Revenues by Product Category

	Nine Months Ended
	August 31,
In thousands	2010	2009	Change
Index and ESG products
Subscriptions	$163,457	$140,077	16.7%
Asset-based fees	75,754	49,092	54.3%
Index and ESG products total	239,211	189,169	26.5%
Risk management analytics	76,541	27,016	183.3%
Portfolio management analytics	92,166	97,387	(5.4%)
Energy and commodity analytics	11,357	10,586	7.3%
Total Performance and Risk revenues	$419,275	$324,158	29.3%

Total Governance revenues	30,308	-	n/m

Total operating revenues	$449,583	$324,158	38.7%

Subscriptions	$360,978	$268,371	34.5%
Asset-based fees	75,754	49,092	54.3%
Non-recurring revenues	12,851	6,695	91.9%
Total operating revenues	$449,583	$324,158	38.7%

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Table 6: Additional Third Quarter 2010 Operating Expense Detail

	Three Months Ended			Change from
	August 31,		May 31,	August 31,	May 31,
In thousands	2010	2009	2010	2009	2010
Cost of services
Compensation	$51,313	$18,727	$21,639	174.0%	137.1%
Founders grant	624	2,315	715	(73.0%)	(12.7%)
Total Compensation	$51,937	$21,042	$22,354	146.8%	132.3%
Non-compensation	17,804	7,205	8,109	147.1%	119.6%
Total cost of services	$69,741	$28,247	$30,463	146.9%	128.9%
Selling, general and administrative
Compensation	31,367	18,257	21,085	71.8%	48.8%
Founders grant	1,516	4,544	1,325	(66.6%)	14.4%
Total Compensation	$32,883	$22,801	$22,410	44.2%	46.7%
Transaction expenses	13,692	-	5,264	n/m	160.1%
Non-compensation excl. transaction expenses	16,731	10,724	12,503	56.0%	33.8%
Total selling, general and administrative	$63,306	$33,525	$40,177	88.8%	57.6%
Restructuring costs	6,953	-	-	n/m	n/m
Amortization of intangible assets	16,350	6,429	4,277	154.3%	282.3%
Depreciation and amortization	4,934	2,869	3,556	72.0%	38.8%
Total operating expenses	$161,284	$71,070	$78,473	126.9%	105.5%

In thousands
Total founders grant	$2,140	$6,859	$2,040	(68.8%)	4.9%
Compensation excluding founders grant	82,680	36,984	42,724	123.6%	93.5%
Transaction expenses	13,692	-	5,264	n/m	160.1%
Non-compensation excluding transaction expenses	34,535	17,929	20,612	92.6%	67.5%
Restructuring charges	6,953	-	-	n/m	n/m
Amortization of intangible assets	16,350	6,429	4,277	154.3%	282.3%
Depreciation and amortization	4,934	2,869	3,556	72.0%	38.8%

Total operating expenses	$161,284	$71,070	$78,473	126.9%	105.5%

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Table 7: Additional First Nine Months 2010 Operating Expense Detail

	Nine Months Ended
	August 31,
In thousands	2010	2009	$ Change	% Change
Cost of services
Compensation	$94,636	$57,517	37,119	64.5%
Founders grant	2,021	7,252	(5,231)	(72.1%)
Total Compensation	$96,657	$64,769	31,888	49.2%
Non-compensation	32,838	21,682	11,156	51.5%
Total cost of services	$129,495	$86,451	43,044	49.8%
Selling, general and administrative
Compensation	73,722	57,028	16,694	29.3%
Founders grant	4,230	13,146	(8,916)	(67.8%)
Total Compensation	$77,952	$70,174	7,778	11.1%
Transaction expenses	21,206	-	21,206	n/m
Non-compensation excl. transaction expenses	41,786	32,119	9,667	30.1%
Total selling, general and administrative	$140,944	$102,293	38,651	37.8%
Restructuring costs	6,953	-	6,953	n/m
Amortization of intangible assets	24,905	19,286	5,619	29.1%
Depreciation and amortization	11,883	8,892	2,991	33.6%
Total operating expenses	$314,180	$216,922	97,258	44.8%

In thousands			$ Change	% Change
Total founders grant	$6,251	$20,398	(14,147)	(69.4%)
Compensation excluding founders grant	168,358	114,545	53,813	47.0%
Transaction expenses	21,206	-	21,206	n/m
Non-compensation excluding transaction expenses	74,624	53,801	20,823	38.7%
Restructuring charges	6,953	-	6,953	n/m
Amortization of intangible assets	24,905	19,286	5,619	29.1%
Depreciation and amortization	11,883	8,892	2,991	33.6%

Total operating expenses	$314,180	$216,922	97,258	44.8%

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Table 8: Summary Third Quarter 2010 Segment Information

	Three Months Ended			Nine Months Ended		Change from
	August 31,		May 31,	August 31,			9 Mths
In thousands	2010	2009	2010	2010	2009	Q3 2009	8/31/2009

Revenues:
Performance and Risk	$172,425	$108,868	$125,170	$419,275	$324,158	58.4%	29.3%
Governance	30,308	-	-	30,308	-	n/m	n/m
Total Operating revenues	$202,733	$108,868	$125,170	$449,583	$324,158	86.2%	38.7%

Operating Income
Performance and Risk	38,672	37,798	46,698	132,626	107,236	2.3%	23.7%
Margin	22.4%	34.7%	37.3%	31.6%	33.1%
Governance	2,777	-	-	2,777	-	n/m	n/m
Margin	9.2%			9.2%
Total Operating Income	$41,449	$37,798	$46,698	$135,403	$107,236	9.7%	26.3%
Margin	20.4%	34.7%	37.3%	30.1%	33.1%

Adjusted EBITDA
Performance and Risk	71,887	53,955	61,834	192,970	155,812	33.2%	23.8%
Margin	41.7%	49.6%	49.4%	46.0%	48.1%
Governance	6,678	-	-	6,678	-	n/m	n/m
Margin	22.0%			22.0%
Total Adjusted EBITDA	$78,565	$53,955	$61,834	$199,648	$155,812	45.6%	28.1%
Margin	38.8%	49.6%	49.4%	44.4%	48.1%

Adjusted EBITDA excl. restructuring costs
Performance and Risk	77,919	53,955	61,834	199,002	155,812	44.4%	27.7%
Margin	45.2%	49.6%	49.4%	47.5%	48.1%
Governance	7,599	-	-	7,599	-	n/m	n/m
Margin	25.1%			25.1%
Total Adjusted EBITDA excl. restructuring	$85,518	$53,955	$61,834	$206,601	$155,812	58.5%	32.6%
Margin	42.2%	49.6%	49.4%	46.0%	48.1%

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Table 9: Pro Forma Operating Revenues by Product Category

			Nine Months Ended1		Change from
	Third Quarter		August 31,			9 Mths
In thousands	2010	2009	2010	2009	Q3 2009	8/31/2009
Index and ESG products
Subscriptions	$58,984	$50,434	$172,523	$147,821	17.0%	16.7%
Asset-based fees	25,134	20,151	75,754	49,092	24.7%	54.3%
Index and ESG products total	84,118	70,585	248,277	196,913	19.2%	26.1%
Risk management analytics	54,593	47,305	156,346	146,119	15.4%	7.0%
Portfolio management analytics	30,424	30,425	92,165	97,387	(0.0%)	(5.4%)
Energy and commodity analytics	3,290	3,055	11,357	10,586	7.7%	7.3%
Total Performance and Risk revenues	$172,425	$151,370	$508,145	$451,005	13.9%	12.7%

Total Governance revenues	30,308	31,478	94,956	100,042	(3.7%)	(5.1%)

Total operating revenues	$202,733	$182,848	$603,101	$551,047	10.9%	9.4%

Subscriptions	$171,384	$156,728	$502,178	$478,641	9.4%	4.9%
Asset-based fees	25,134	20,151	75,754	49,092	24.7%	54.3%
Non-recurring revenues	6,215	5,969	25,169	23,314	4.1%	8.0%
Total operating revenues	$202,733	$182,848	$603,101	$551,047	10.9%	9.4%

1YTD 2009 numbers consist of MSCI's results for the period ending 8/31/2009 and RiskMetrics' nine months ended 9/30/2009.  YTD 2010 consists of MSCI's nine months ended 8/31/2010 as well as RiskMetrics's fourth quarter ending 12/31/09 and first quarter ending 3/31/2010.

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Table 10: Pro Forma Operating Expense Detail

			Nine Months Ended2		Change from
	Third Quarter1		August 31,			9 Mths
In thousands	2010	2009	2010	2009	Q3 2009	8/31/2009
Cost of services
Compensation	$51,312	$45,891	$149,438	$137,246	11.8%	8.9%
Founders grant	624	2,315	2,021	7,252	(73.0%)	(72.1%)
Total Compensation	$51,936	$48,206	$151,459	$144,498	7.7%	4.8%
Non-compensation	17,805	16,032	51,778	45,895	11.1%	12.8%
Total cost of services	$69,741	$64,238	$203,237	$190,393	8.6%	6.7%
Selling, general and administrative
Compensation	31,367	27,993	93,431	86,132	12.1%	8.5%
Founders grant	1,516	4,544	4,230	13,146	(66.6%)	(67.8%)
Total Compensation	$32,883	$32,537	$97,661	$99,278	1.1%	(1.6%)
Transaction expenses	-	-	-	-	n/m	n/m
Non-compensation excl. transaction expenses	16,731	17,004	52,900	53,790	(1.6%)	(1.7%)
Total selling, general and administrative	$49,614	$49,541	$150,561	$153,068	0.1%	(1.6%)
Restructuring costs	6,953	-	6,953	-	n/m	n/m
Amortization of intangible assets	15,887	18,331	48,246	54,992	(13.3%)	(12.3%)
Depreciation and amortization	4,934	5,057	16,131	15,145	(2.4%)	6.5%
Total operating expenses	$147,129	$137,167	$425,128	$413,598	7.3%	2.8%

In thousands
Total founders grant	$2,140	$6,859	$6,251	$20,398	(68.8%)	(69.4%)
Compensation excluding founders grant	82,679	73,884	242,869	223,378	11.9%	8.7%
Transaction expenses	-	-	-	-	n/m	n/m
Non-compensation excluding transaction expenses	34,536	33,036	104,678	99,685	4.5%	5.0%
Restructuring charges	6,953	-	6,953	-	n/m	n/m
Amortization of intangible assets	15,887	18,331	48,246	54,992	(13.3%)	(12.3%)
Depreciation and amortization	4,934	5,057	16,131	15,145	(2.4%)	6.5%

Total operating expenses	$147,129	$137,167	$425,128	$413,598	7.3%	2.8%

1Q3 2009 numbers consist of MSCI's third quarter ending 8/31/2009 and RiskMetrics' third quarter ended 9/30/2009.
2YTD 2009 numbers consist of MSCI's results for the period ending 8/31/2009 and RiskMetrics' nine months ended 9/30/2009.  YTD 2010 consist of MSCI's nine months ended 8/31/2010 as well as RiskMetrics's fourth quarter ending 12/31/09 and first quarter ending 3/31/2010.

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Table 11: Pro Forma Summary Segment

			Nine Months Ended2		Change from
	Third Quarter1		August 31,			9 Mths
In thousands	2010	2009	2010	2009	Q3 2009	8/31/2009

Revenues:
Performance and Risk	$172,425	$151,369	$508,146	$451,005	13.9%	12.7%
Governance	30,308	31,479	94,955	100,042	(3.7%)	(5.1%)
Total Operating revenues	$202,733	$182,848	$603,101	$551,047	10.9%	9.4%

Operating Income
Performance and Risk	52,827	45,592	173,959	132,862	15.9%	30.9%
Margin	30.6%	30.1%	34.2%	29.5%
Governance	2,777	89	4,014	4,587	3,020.2%	(12.5%)
Margin	9.2%	0.0%	4.2%	0.8%
Total Operating Income	$55,604	$45,681	$177,973	$137,449	21.7%	29.5%
Margin	27.4%	25.0%	29.5%	24.9%

Adjusted EBITDA
Performance and Risk	71,887	69,023	226,719	203,390	4.1%	11.5%
Margin	41.7%	45.6%	44.6%	45.1%
Governance	6,678	6,905	21,882	24,594	(3.3%)	(11.0%)
Margin	22.0%	21.9%	23.0%	24.6%
Total Adjusted EBITDA	$78,565	$75,928	$248,601	$227,984	3.5%	9.0%
Margin	38.8%	41.5%	41.2%	41.4%

Adjusted EBITDA excl. restructuring costs
Performance and Risk	77,919	69,023	232,751	203,390	12.9%	14.4%
Margin	45.2%	45.6%	45.8%	45.1%
Governance	7,599	6,905	22,803	24,594	10.1%	(7.3%)
Margin	25.1%	21.9%	24.0%	24.6%
Total Adjusted EBITDA excl. restructuring	$85,518	$75,928	$255,554	$227,984	12.6%	12.1%
Margin	42.2%	41.5%	42.4%	41.4%

1Q3 2009 numbers consist of MSCI's third quarter ending 8/31/2009 and RiskMetrics' third quarter ended 9/30/2009.
2YTD 2009 numbers consist of MSCI's results for the period ending 8/31/2009 and RiskMetrics' nine months ended 9/30/2009.  YTD 2010 consist of MSCI's nine months ended 8/31/2010 as well as RiskMetrics's fourth quarter ending 12/31/09 and first quarter ending 3/31/2010.

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Table 12: Key Operating Metrics1

	As of or For the Quarter Ended			Change from
	August		May	August	May
Dollars in thousands	2010	2009	2010	2009	2010
Run Rates 2
Index and ESG products
Subscriptions	$224,496	$193,264	$218,780	16.2%	2.6%
Asset-based fees	100,577	81,249	91,877	23.8%	9.5%
Index and ESG products total	325,073	274,513	310,657	18.4%	4.6%
Risk management analytics	224,581	191,715	196,717	17.1%	14.2%
Portfolio management analytics	121,795	125,019	121,388	(2.6%)	0.3%
Energy and commodity analytics	15,254	14,706	15,340	3.7%	(0.6%)
Total Performance and Risk Run Rate	$686,703	$605,953	$644,102	13.3%	6.6%

Governance Run Rate	105,735	113,907	105,481	(7.2%)	0.2%
Total Run Rate	$792,438	$719,860	$749,583	10.1%	5.7%

Subscription total	691,861	638,611	657,706	8.3%	5.2%
Asset-based fees total	100,577	81,249	91,877	23.8%	9.5%
Total Run Rate	$792,438	$719,860	$749,583	10.1%	5.7%

Subscription Run Rate by region
% Americas	53.0%	51.0%	52.0%
% non-Americas	47.0%	49.0%	48.0%

Subscription Run Rate by client type
% Asset Management	57.0%	58.0%	58.0%
% Banking & Trading	15.0%	15.0%	16.0%
% Alternative Invt Mgmt	12.0%	11.0%	10.0%
% Asset Owners & Consultants	9.0%	9.0%	9.0%
% Corporate	2.0%	2.0%	2.0%
% Others	5.0%	5.0%	5.0%

New Recurring Sales	$34,556	$23,469	$34,280	47.2%	0.8%
Subscription Cancellations	(19,113)	(28,690)	(17,495)	(33.4%)	9.2%
Net New Recurring Subscription Sales	$15,444	$(5,221)	$16,785	n/m	(8.0%)
Non-subscription sales	6,440	6,831	8,877	(5.7%)	(27.5%)

Employees	2,063	1,983	2,054	4.0%	0.4%

% Employees by location
High Cost Centers	72%	78%	74%
Low Cost Centers	28%	22%	26%

1 MSCI Inc. in Q3 2010 and for combined MSCI and RiskMetrics in prior periods.
2 The run rate at a particular point in time represents the forward-looking fees for the next 12 months from all subscriptions and investment product licenses we currently provide to our clients under renewable contracts assuming all contracts that come up for renewal are renewed and assuming then-current exchange rates. For any subscription or license whose fees are linked to an investment product’s assets or trading volume, the run rate calculation reflects an annualization of the most recent periodic fee earned under such license. The run rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we remove from the run rate the fees associated with any subscription or investment product license agreement with respect to which we have received a notice of termination or non-renewal during the period and we have determined that such notice evidences the client's final decision to terminate or not renew the applicable subscription or agreement, even though the notice is not effective until a later date.

3 Includes $13.2 million added as a result of the acquisiton of Measurisk LLC, which was completed on the July 31, 2010.

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Table 13: Supplemental Operating Metrics

Recurring Subscription Sales & Subscription Cancellations

	2009				2010
	February	May	August	November	February	May	August	2009 YTD	2010 YTD
New Recurring Subscription Sales	$24,711	$21,254	$23,469	$27,757	$30,273	$34,280	$34,556	$69,434	$99,109
Subscription Cancellations	(22,692)	(23,712)	(28,690)	(28,640)	(22,434)	(17,495)	(19,113)	(75,094)	(59,041)
Net New Recurring Subscription Sales	$2,019	$(2,457)	$(5,221)	$(883)	$7,839	$16,785	$15,444	$(5,660)	$40,068

Aggregate & Core Retention Rates

	2009				2010
	February	May	August	November	February	May	August	2009 YTD	2010 YTD
Aggregate Retention Rate1
Index and ESG products	93.8%	92.8%	90.5%	88.5%	93.8%	92.4%	90.9%	92.4%	92.4%

Risk management analytics	85.5%	79.5%	80.4%	80.2%	81.5%	91.3%	89.7%	81.8%	88.0%

Portfolio management analytics	86.5%	82.2%	69.1%	77.7%	92.3%	84.6%	83.7%	79.2%	86.9%

Energy & commodity analytics	90.5%	91.3%	84.5%	88.5%	85.5%	80.5%	90.5%	88.8%	85.5%

Total Performance and Risk	88.8%	85.0%	81.0%	82.5%	88.7%	89.9%	88.8%	84.9%	89.3%

Total Governance	73.0%	84.6%	85.4%	78.7%	74.2%	86.0%	86.4%	81.0%	82.2%

Total Aggregate Retention Rate	85.6%	85.1%	81.9%	82.0%	86.2%	89.2%	88.4%	84.2%	88.1%

Core Retention Rate 2
Index and ESG products	94.0%	93.1%	91.2%	89.1%	94.5%	92.9%	91.2%	92.8%	92.9%

Risk management analytics	85.5%	81.4%	81.0%	81.2%	82.9%	92.3%	92.0%	82.7%	89.5%

Portfolio management analytics	87.8%	83.7%	70.5%	78.4%	94.3%	86.3%	86.8%	80.7%	89.1%

Energy & commodity analytics	90.6%	91.3%	84.5%	89.9%	85.5%	80.5%	90.5%	88.8%	85.5%

Total Performance and Risk	89.2%	86.3%	81.8%	83.4%	89.9%	90.8%	90.5%	85.8%	90.6%

Total Governance	73.0%	84.6%	85.4%	78.7%	74.2%	86.0%	86.4%	81.0%	82.2%

Total Core Retention Rate	85.9%	86.1%	82.6%	82.6%	87.2%	90.0%	89.8%	84.9%	89.1%

1The quarterly Aggregate Retention Rates are calculated by annualizing the cancellations for which we have received a notice of termination or non-renewal during the quarter and we have determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the quarter.  The Aggregate Retention Rate is computed on a product-by-product basis. Therefore, if a client reduces the number of products to which it subscribes or switches between our products, we treat it as a cancellation. In addition, we treat any reduction in fees resulting from renegotiated contracts as a cancellation in the calculation to the extent of the reduction.  Aggregate Retention Rates are generally higher during the first three fiscal quarters and lower in the fourth fiscal quarter. For the calculation of the Core Retention Rate the same methodology is used except the amount of cancellations in the quarter is reduced by the amount of product swaps.

2Our Core Retention Rate is calculated similarly to our Aggregate Retention Rate except that the Core Retention Rate does not treat switches between our products as a cancellation.

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Table 14: ETF Assets Linked to MSCI Indices1

	2009				2010
In Billions	February	May	August	November	February	May	August
Quarterly Average AUM in ETFs linked to MSCI Indices	$126.4	$134.7	$180.3	$216.8	$239.3	$252.3	$252.0
Quarter-End AUM in ETFs linked to MSCI Indices	107.8	175.9	199.2	234.2	233.5	238.1	258.7

Sequential Change ($ Growth in Billions)
Appreciation/Depreciation	$(13.6)	$42.2	$20.1	$18.0	$(8.6)	$(4.4)	$6.8
Cash Inflow/ Outflow	2.4	25.9	3.2	17.0	8.3	9.0	13.8
Total Change	$(11.2)	$68.1	$23.3	$35.0	$(0.3)	$4.6	$20.6

1To conform with industry standards, we have changed our ETF assets under management calculation methodology from ETF price multiplied by shares outstanding to net asset value (NAV) multiplied by shares outstanding. The numbers in the tables are presented on this basis beginning with the February 2010 quarter.  Periods prior to the February 2010 quarter have not been restated and are therefore not comparable.

Source: Bloomberg and MSCI

Table 15: Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended			Nine Months Ended
	August 31,		May 31,	August 31,
In thousands	2010	2009	2010	2010	2009
GAAP - Net income	$10,319	$20,924	$24,067	$61,904	$57,266
Provision for income taxes	10,305	12,787	13,884	40,508	34,802
Other expense (income), net	20,825	4,087	8,746	32,991	15,168

Amortization of intangible assets	16,350	6,429	4,277	24,905	19,286
Depreciation and amortization	4,934	2,869	3,556	11,883	8,892
Founders grant expense	2,140	6,859	2,040	6,251	20,398
Transaction expenses	13,692	-	5,264	21,206	-
Adjusted EBITDA	$78,565	$53,955	$61,834	$199,648	$155,812

Plus: Restructuring costs	6,953	-	-	6,953	-
Adjusted EBITDA excl. restructuring costs	$85,518	$53,955	$61,834	$206,601	$155,812

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Table 16: Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income

	Three Months Ended August 31, 2010			Three Months Ended August 31, 2009
	Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income			$20,865			$20,204
Plus: Other expense (income), net			17,463			15,570
Plus: Provision for income taxes			17,276	9,907
Operating income	$52,827	$2,777	$55,604	$45,592	$89	45,681
Plus: Founders grant expense	2,140	-	2,140	6,859	-	6,859
Plus: Transaction costs	-	-	-	-	-	-
Plus: Depreciation and amortization	4,383	551	4,934	4,031	1,026	5,057
Plus: Amortization of intangible assets	12,537	3,350	15,887	12,541	5,790	18,331
Adjusted EBITDA	$71,887	$6,678	$78,565	$69,023	$6,905	$75,928

Plus: Restructuring costs	6,032	921	6,953	-	-	-
Adjusted EBITDA excl. restructuring costs	$77,919	$7,599	$85,518	$69,023	$6,905	$75,928

	Nine Months Ended August 31, 2010			Nine Months Ended August 31, 2009
	Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income			$80,172			$56,149
Plus: Other expense (income), net			52,259			50,188
Plus: Provision for income taxes	45,542			31,112
Operating income	$173,959	$4,014	$177,973	$132,862	$4,587	$137,449
Plus: Founders grant expense	6,251	-	6,251	20,398	-	20,398
Plus: Transaction costs	-	-	-	-	-	-
Plus: Depreciation and amortization	13,428	2,703	16,131	12,245	2,900	15,145
Plus: Amortization of intangible assets	33,081	15,165	48,246	37,885	17,107	54,992
Adjusted EBITDA	$226,719	$21,882	$248,601	$203,390	$24,594	$227,984

Plus: Restructuring costs	6,032	921	6,953	-	-	-
Adjusted EBITDA excl. restructuring costs	$232,751	$22,803	$255,554	$203,390	$24,594	$227,984

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Table 17: Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS

	Three Months Ended			Nine Months Ended
	August 31,		May 31,	August 31,
	2010	2009	2010	2010	2009
GAAP - Net income	$10,319	$20,924	$24,067	$61,904	$57,266
Plus: Founders grant expense	2,140	6,859	2,040	6,251	20,398
Plus: Amortization of intangible assets	16,350	6,429	4,277	24,905	19,286
Plus: Transaction costs1	14,526	-	5,264	22,040	-
Plus: Debt repayment expenses	1,994	-	6,280	8,274	-
Less: Income tax effect2	(10,564)	(5,036)	(4,610)	(17,498)	(15,001)
Adjusted net income	$34,764	$29,176	$37,318	$105,875	$81,950

Plus: Restructuring costs	$6,953	-	-	$6,953	-
Less: Income tax effect2	(2,573)	-	-	(2,573)	-
Adjusted net income excl. restructuring costs	$39,145	$29,176	$37,318	$110,256	$81,950

GAAP - EPS	$0.08	$0.20	$0.22	$0.55	$0.55
Plus: Founders grant expense	0.02	0.07	0.02	0.06	0.20
Plus: Amortization of intangible assets	0.13	0.06	0.04	0.22	0.18
Plus: Transaction costs1	0.13	0.00	0.05	0.20	0.00
Plus: Debt repayment expenses	0.02	0.00	0.06	0.07	0.00
Less: Income tax effect2	(0.09)	(0.05)	(0.04)	(0.16)	(0.14)

Adjusted EPS - diluted	$0.29	$0.28	$0.35	$0.94	$0.79

Plus: Restructuring costs	0.05	0.00	0.00	0.06	0.00
Less: Income tax effect2	(0.02)	0.00	0.00	(0.02)	0.00
Adjusted EPS excl. restructuring costs	$0.32	$0.28	$0.35	$0.98	$0.79

1For the third quarter of 2010, includes $13.7 million in third party transaction expense included in SG&A expense and $0.8 million of expense included in interest expense.  For the nine months 2010, includes $21.2 million in third party transaction expense included in SG&A expense and $0.8 million of expense included in interest expense.

2For the purposes of calculating Adjusted EPS, founders grant expense, amortization of intangible assets and debt repayment expenses during the current fiscal year are assumed to be taxed at the first nine months 2010 effective tax rate excluding discrete items of 37%.  For the prior year, the effective rate is assumed to be 37.6%, which was the 2009 effective tax rate, excluding discrete items.

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